Exhibit 99.1

Universal Biosensors, Inc.

ARBN 121 559 993

1 Corporate Avenue

Rowville Victoria 3178

Australia

Telephone +61 3 9213 9000

Facsimile +61 3 9213 9099

Email info@universalbiosensors.com

www.universalbiosensors.com

25 May 2020

Commencement Date of New Chief Executive Officer

On 6 March 2020, Universal Biosensors, Inc. (ASX Code: UBI, “UBI”) announced the appointment of John Sharman as the Company’s Chief Executive Officer.

UBI is pleased to advise that Mr. Sharman will commence in the role on 8 June 2020.

Authorized for release by the Board of Universal Biosensors, Inc.

For further information:

Craig Coleman	John Sharman
Chairman	CEO
+61 (0) 401 990 472	+61 (0) 414 440 680